Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alaska Communications Systems Group, Inc. (the “Company”) on Form 10-K for the fiscal year ending December 31, 2015 (the “Report”), I, Anand Vadapalli, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as created by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 28, 2016	/s/ Anand Vadapalli
Anand Vadapalli
President and Chief Executive Officer
Alaska Communications Systems Group, Inc.